PROMISSORY NOTE


$550,000                                                                New York
                                                                November 3, 2005


     FOR VALUE RECEIVED, the undersigned, Applied DNA Sciences, Inc., a Nevada Corporation any and all of it's subsidiaries and or future assignees, (the "Payor"), with offices at 9229 West Sunset Boulevard, Los Angeles, CA 90069, hereby promises to pay to Allied International Fund, Inc, et al. a New York corporation ("Payee") with offices at 488 Madison Avenue, New York, NY 10022 at such place in the State of New York as Payee shall specify, in such coin or currency of the United States of America which at the time shall be legal tender for the payment of public and private debts on the earlier to occur of (1) the close of business on February 3, 2006 and (2) the closing of Seven Hundred and Fifty Thousand ($750,000) Dollars in debt, equity or other infusion of capital into the Payor (the "Maturity Date"), the principal sum of Five hundred and Fifty Thousand ($550,000), (the "Principal Sum") together with interest as hereinafter provided.

1.   INTEREST

     Interest shall accrue on the unpaid Principal Sum computed as simple interest, at the rate of Sixteen Percent (16%) per annum, and shall be paid at the Maturity Date or upon any prepayment.


2.   COMMISSION

     Vertical Capital Partners, Inc, an NASD member acted as placement agent on the note herein, and the company agreed and authorized the escrow agent to pay from escrow an amount equal to 10% ($55,000). This amount is an obligation of the company and will not effect or off set the principal amount owed or due to the Payee.

3.   CASHLESS WARRANTS

     Simultaneous with the funding of this Note, the Payor shall issue to Payee or its assigns warrants for the purchase of up to 5,000,000 shares of Common Stock of Payor. Such warrants will be exercisable for a period of five (5) years from the date herein at a price of $.50 per share, and will allow cashless exercise. The warrants shall include anti dilution protection for a period of 36 months following the date of issuance; provided, however, that there shall be no adjustment in the exercise price per share of Common Stock upon any reverse split of Payor's Common Stock.

4.   USE OF PROCEEDS

     The Company agrees and certifies that none of the proceeds from the loan referenced herein will be used for any of the following purposes. All funds received will be used for general operating purposes excluding the prohibited payments herein.

     Any payment of past salary, expensive reimbursement to the employees herein or any payment whatsoever to the following non-employee individuals or entities herein. Furthermore the Company has represented and warrants that all contracts and past due payments to Rubinstein Investor Relations, Rubinstein Public
Relation, First London, Ltd and Rob Hutchinson have been cancelled and no obligation now or in the future will exist with any of these individuals or entities.


                   (a)    Peter Brocklesby

                   (b)    Adrian Butash

                   (c)    Trilogy Capital Partners

                   (d)    Sheri Brocklesby

                   (e)    Lawrence Lee

                   (f)    Rubinstein Investor Relations

                   (g)    Rubinstein Public Relations

                   (h)    First London, Ltd

                   (i)    Rob Hutchinson


5.   UNCONDITIONAL OBLIGATION; FEES; WAIVERS, ETC.

     5.1. The obligations to make the payments provided for in this Note are absolute and unconditional and not subject to any defense, set-off, counterclaim, rescission, recoupment or adjustment whatsoever. Including, but not limited to, with respect to the payments referred to in section 10 hereof.

     5.2 If Payee shall be required to institute any action to enforce the collection of any amount of principal of and/or interest due on this Note, on account of any default or failure of the Payor, there shall be immediately due and payable from Payor, in addition to the then unpaid sum of this Note (together with accrued interest), all reasonable costs and expenses incurred by the Payee in connection therewith, including, without limitation, reasonable attorneys' fees and disbursements.

     5.3 No forbearance, indulgence, delay or failure to exercise any right or remedy with respect to this Note shall operate as a waiver, nor as acquiescence in any default, nor shall any single or partial exercise of any right or remedy preclude any other or further exercise thereof or the exercise of any other right or remedy.

     5.4 This Note may not be modified or discharged orally, but only in writing duly executed by Payee.

     5.5 Payor hereby waives presentment, demand, and notice of dishonor, protest and notice of protest.

6. RIGHT OF PREPAYMENT

     Payee shall have the right at its sole discretion to prepay this Note in whole or in part, at anytime and such prepayment shall include accrued interest on the entire Principal Sum through such date of prepayment.

7.   EVENTS OF DEFAULT

     In the event of and immediately upon the occurrence of any of the following events (an "Event of Default") this Note shall become immediately due and payable without any action by Payee and the interest rate thereon under in this Note shall bear interest until paid at the Applicable Interest Rate of 24% per annum or such amount legally allowed by law (the "Default Interest Rate"):

     7.1 If Payee shall be in default of the payment provisions of this Note; or

     7.2. If Payor makes a general assignment for the benefit of creditors or commences (as the debtor) a case in bankruptcy, or commences (as the debtor) any proceeding under any other insolvency law; or

     7.3. If a case in bankruptcy or any proceeding under any other insolvency law is commenced by or against Payor (as the debtor) and a court having jurisdiction enters a decree or order for relief against Payor as the debtor in such case or proceeding, or such case or proceedings is consented to by Payor or remains undismissed for 60 days, or Payor consents to or admits the material allegations against it in any such case or proceeding; or

     7.4.If a trustee, receiver or agent (however named) is appointed or authorized to take charge of substantially all of the property of Payor for the purpose of general administration of such property for the benefit of creditors and the order making such appointment or granting such authorization is not vacated within 60 days, during which period such trustee, receiver or agent shall not have taken any action with respect to the property of Payor which might prejudice the interest of Payee hereunder.

     If an Event of Default occurs and is continuing, Payee may pursue any available remedy to collect the payment of all amounts due under this Note or to enforce the performance of any provision of this Note. No waiver of any default hereunder shall be construed as a waiver of any subsequent default, and the failure to exercise any right or remedy hereunder shall not waive the right to exercise such right or remedy thereafter.

8.   SECURITY

     Borrower agrees that until the principal and interest owed under this Note are paid in full, this Note is secured by a security interest in all the patents, trademarks, equipment, fixtures, inventory and accounts receivable of the Payor's business's known as Applied DNA Sciences, Inc. and / or any of its subsidiaries., which security interest Payor hereby grants. The Payor , by execution of this Note, certifies under penalty of perjury that, none of the Security is encumbered or hypothecated to any parties other the Payee herein. Upon, placing funds in escrow, the Payee will file a UCC1 in the State of Nevada covering all the assets of the Payor.

9.   MISCELLANEOUS


     9.1 Headings of the various paragraphs of this Note are for convenience of reference only and shall in no way modify any of the terms or provisions of this Note.

     9.2 Any notice required or permitted to be given hereunder shall be deemed to have been duly given when (a) personally delivered or (b) one business day after being sent by a nationally recognized overnight courier service with written confirmation of delivery and all delivery fees prepaid or (c) three business days after being mailed certified or registered U.S. mail, return receipt requested, postage and certified or registered mail fees, as the case may be, prepaid, and addressed to the receiving party at its last known address.

     9.3 This Note, the Affidavit of Confession of Judgment annexed hereto and the obligations of Payor and the rights of Payee hereunder shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within such state, without giving effect to the principles thereof relating to the conflict of laws.

     9.4 This Note and the Affidavit of Confession of Judgment annexed hereto, have been reviewed, approved and adopted by the Board of Directors of the Payor subsequent to advice from legal counsel for the Payor and the Board has duly directed the execution hereof and thereof by the appropriate officers of the Payor.





By:________________________________ By:______________________________________
Peter Brocklesby                    James Hayward
Applied DNA Sciences, Inc.          Applied DNA Sciences, Inc.

                      Affidavit for Judgment by Confession







 Name,
                          ALLIED INTERNATIONAL FUND, INC.
                           Plaintiff,                       INDEX NO.
                                                            AFFIDAVIT FOR
                           - Against -                      JUDGMENT BY
                          Applied DNA Sciences, Inc,        CONFESSION
 Name,                    Defendant.


------------------------------------------------------------x

STATE OF NEW YORK)
COUNTY OF MANHATTAN, NEW YORK)

I Peter Brocklesby, being duly sworn, deposes and says:

1.I Peter  Brocklesby am the  President of the defendant  (Applied DNA Sciences,
Inc) in the within action, Applied DNA Sciences, Inc, is a Nevada Corporation, with offices at Los Angeles, CA.

                                UNDERLYING FACTS

2. This Affidavit for Judgment by Confession ("Affidavit") is given for a debt due to plaintiff ALLIED INTERNATIONAL FUND, INC. et,al arising out of the following facts:

ALLIED INTERNATIONAL FUND, INC. and Applied DNA Sciences, Inc, entered into a written promissory note in the amount of FIVE HUNDRED THOUSAND ($500,000) DOLLARS dated November 3, 2005 whereby Applied DNA Sciences, Inc agreed to repay said note on the earlier February 3, 2006 or upon receipt of $750,000 in fund in the for of debt or equity. Applied DNA Sciences, Inc has agreed that if said debt is not paid on or before February 3, 2006, they waive all rights of defense and agree to the immediate entry of this judgment.

                             CONFESSION OF JUDGMENT

5. If and only if (a) Applied DNA Sciences, Inc fail to make a payment required by the Note and (b) fails to make said payment pursuant to the three-day Notice of Non-Payment provisions of the Note ("Three-Day Notice Provisions") and (c) ALLIED INTERNATIONAL FUND, INC. files a declaration under penalty of perjury with the above-entitled court after first giving a three-day Notice of intention to do so that states that APPLIED DNA SCIENCES INC failed to make a payment required by the Note and that APPLIED DNA SCIENCES, INC , INC thereafter failed to make such payment pursuant to the Three-Day Notice Provisions, then APPLIED DNA SCIENCES, INC authorizes ALLIED INTERNATIONAL FUND, INC. to file this Affidavit and have judgment entered against APPLIED DNA SCIENCES, INC in the total amount of $500,000 (less any payments on the

Note already received by ALLIED INTERNATIONAL FUND, INC. ("the Judgment"), in the form of the Judgment attached as Exhibit B. Such judgment may be entered in the State Court of New York or such other court or jurisdiction that may be necessary or convenient to the plaintiff.

6. ALLIED INTERNATIONAL FUND, INC.'s total recovery for its claims against APPLIED DNA SCIENCES, INC shall consist of (1) the Judgment, (2) interest on the Judgment at the rate of Twenty-four Percent (24%) per annum or the maximum legal rate, whichever is greater, and (3) reasonable attorney fees incurred in filing, enforcing and collecting the Judgment.


7. This Affidavit for Judgment by Confession is not for the purpose of securing ALLIED INTERNATIONAL FUND, INC. against a contingent liability and is not an installment loan.

8. I, APPLIED DNA SCIENCES, INC, am freely signing this Affidavit.

APPLIED DNA
SCIENCES, INC

By:______________________________________________
Peter Brocklesby President


_________________________________________________
Sworn to before me this 3rd day of November, 2005





__________________________________________________
Notary Public